UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) February 14, 2007
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers
     Michael Cannon has resigned from his position as President and Chief Executive Officer (principal executive officer) and as a Director of Solectron Corporation (the “Company”) effective as of February 14, 2007. Paul Tufano has assumed the role of interim Chief Executive Officer and principal executive officer, in addition to his current role as Chief Financial Officer, while a search is conducted for Mr. Cannon’s replacement.
     Mr. Tufano was appointed Executive Vice President and Chief Financial Officer on January 30, 2006. Prior to joining Solectron, Mr. Tufano, 53, served as President and Chief Executive Officer of Maxtor Corporation, from 2003 through 2004. From 1996 to 2003, he served as Maxtor’s Chief Financial Officer, with a dual role as both Chief Financial Officer and Chief Operating Officer from 2001 to 2003. Prior to Maxtor, Mr. Tufano spent 17 years at IBM Corporation, serving in several senior financial as well as general management roles.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

99.1	Press release dated February 14, 2007 announcing the resignation of Michael Cannon as President and Chief Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	Solectron Corporation
/s/ Todd M. DuChene
Todd M. DuChene
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press release dated February 14, 2007 announcing the resignation of Michael Cannon as President and Chief Executive Officer.